Exhibit 99.1

November 17, 2004

Tetra Tech Reports Fourth Quarter and Fiscal Year 2004 Results

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK) today announced results for the fourth quarter and fiscal year ended October 3, 2004.  Revenue for the fourth quarter was $392.1 million, up 15.4% over revenue of $340.0 million for the same quarter last year.  Revenue, net of subcontractor costs, for the quarter was $261.8 million, increasing 2.6% from $255.1 million for the same quarter last year.  Loss from operations for the fourth quarter was $15.9 million, or 154.5% less than income of $29.1 million for the same period last year.  Net loss for the fourth quarter was $11.7 million, or 174.4% less than net income of $15.7 million for the same period last year.  Diluted loss per share was 21 cents compared to diluted earnings per share of 28 cents for the same period last year, a 175% decrease.

Li-San Hwang, Tetra Tech’s CEO, said, “This was a difficult year for Tetra Tech.  Looking back on our many years of prosperity, we did not act quickly enough this year to manage downturns in the civil infrastructure and communications markets.  As a result, we strengthened our management team this quarter, and have already taken the actions in those markets that should lead toward a stronger fiscal 2005.  The resource management and new systems support & security businesses, which together make up 70% of revenue, performed well and we believe that strength will continue.”

Revenue for fiscal 2004 was $1.436 billion, up 26.9% from $1.132 billion for fiscal 2003.  Revenue, net of subcontractor costs, for fiscal 2004 was $1.010 billion, an increase of 17.3% over $860.8 million for fiscal 2003.  Income from operations for fiscal 2004 was $49.4 million, or 46.9% less than the $93.2 million for fiscal 2003.  Income before the cumulative effect of accounting change was $23.3 million, down 53.5% from $50.1 million for the same period last year.  Net income for fiscal 2004 was $23.3 million, compared to a net loss of $64.6 million in fiscal 2003, as a result of the cumulative effect of accounting change of $114.7 million that is further described below.  Diluted earnings per share before the cumulative effect of accounting change for fiscal 2004 were 41 cents, a decrease of 54.4% compared to the 90 cents last year.

Cumulative Effect of Accounting Change

On September 30, 2002, Tetra Tech adopted Financial Accounting Standards Board Statement No. 142, Goodwill and Other Intangible Assets (“SFAS No. 142”).  As a result of performing the required steps of SFAS No. 142, Tetra Tech wrote off 100% of the goodwill related to the communications segment during the second quarter of fiscal 2003.  This write-off is presented as a cumulative effect of accounting change after income from operations.

In thousands, except EPS

	Fourth Quarter Ended		Fiscal Year Ended
	Oct. 3, 2004	Sept. 28, 2003	Oct. 3, 2004	Sept. 28, 2003
Revenue	$392,149	$339,950	$1,436,173	$1,132,050
Revenue, Net of Subcontractor Costs	261,835	255,128	1,009,532	860,772
Income/(Loss) from Operations	(15,896)	29,141	49,449	93,152
Income/(Loss) Before Cumulative Effect of Accounting Change	(11,702)	15,734	23,300	50,109
Net Income/(Loss)	$(11,702)	$15,734	$23,300	$(64,560)
EPS Before Cumulative Effect of Accounting Change:
Basic	$(0.21)	$0.29	$0.42	$0.91
Diluted	$(0.21)	$0.28	$0.41	$0.90
Basic Shares Outstanding	56,382	55,149	55,969	54,776
Diluted Shares Outstanding	56,382	56,616	57,288	55,782

Business Outlook

The following statements are based on current expectations.  These statements are forward-looking and the actual results could differ materially.  These statements do not include the potential impact of corporate transactions that may be completed after the date of this release.  The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

Tetra Tech expects diluted earnings per share for the first quarter of fiscal 2005 to be approximately 13 cents to 15 cents.  Revenue, net of subcontractor costs, for the first quarter is expected to range from approximately $230 million to $240 million.  For the fiscal year, Tetra Tech expects diluted earnings per share to range from approximately $0.76 to $0.83, and revenue, net of subcontractor costs, to range from approximately $1.0 billion to $1.1 billion.

Legal Proceedings

On December 2, 2002, a jury in Washington County Court in Bartlesville, Oklahoma handed down a verdict for $4.1 million and unquantified legal fees against the Company in a contract dispute with Horsehead Industries, Inc., doing business as Zinc Corporation of America (ZCA).  Previously, on April 25, 2002, the Court dismissed with prejudice the Company’s claims relating to an approximately $2.9 million receivable.  On February 24, 2004, the Court ordered the Company to pay ZCA approximately $2.6 million in attorneys’ and consultants’

fees and expenses, together with post-judgment interest.  To date, the Company has recorded a $4.1 million reserve related to these matters.  The Company has posted bonds and filed an appeal with respect to the verdict and the associated award for fees and expenses, and is also pursuing other legal alternatives related to the case.

In a separate matter, the Company had a net receivable of $1.0 million from a Washington based company as of September 30, 2002, relating to a design and construction contract.  A dispute arose during fiscal 2002.  Although the Company is continuing its attempts to recover amounts directly from the contractor and third parties, it is unclear whether these efforts will be successful.

The Company is presently evaluating whether any accounting adjustments are required in prior years as a result of the accounting for these transactions.  Based on the facts currently available, the Company believes that the resolution of these matters will not impact fiscal 2004 operating results.

Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the fourth quarter results through a link posted on the Company’s web site at www.tetratech.com on November 18, 2004 at 8:00 a.m. (PST).

About Tetra Tech (www.tetratech.com)

Tetra Tech is a leading provider of consulting, engineering and technical services.  With over 8,000 associates located in the United States and internationally, the Company supports commercial and government clients in the areas of resource management, infrastructure and communications.  Tetra Tech’s services include research and development, applied science and technology, engineering design, construction management, and operations and maintenance.

CONTACT: Li-San Hwang, CEO or Mike Bieber, Investor Relations (626) 351-4664

This news release contains forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include information concerning future events and the future financial performance of Tetra Tech that involve risks and uncertainties.  Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results.  Readers are urged to read the documents filed by Tetra Tech with the SEC, specifically the most recent reports on Form 10-K, 10-Q and 8-K, each as it may be amended from time to time, which identify risk factors that could cause actual results to differ materially from the forward-looking statements.  Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release are: fluctuations in quarterly operating results; acquisition strategy risks; management of growth strategy; volatility of common stock value; concentration of revenues from government agencies and funding disruptions by these agencies; the impact of downturns in the financial markets and reductions in government budgets; credit risks associated with commercial clients; failure to properly manage projects; violations of government contractor regulations; competitive bidding for government contracts; the affect of a negative government audit; the inability to accurately estimate contract risks, revenue and costs; backlog cancellation or adjustment; client base consolidation; failure of partners to perform on joint projects; inability to find qualified subcontracts; loss of key personnel or the inability to attract and retain qualified personnel; changes in existing laws, regulations or programs; competition; risks of professional and other liabilities; adverse resolution of litigation; conflict of interest issues; adverse resolution of an IRS examination; changes in financial accounting standards; expenses associated with corporate governance; implementation of the ERP system; disruption of operations due to computer viruses or terrorism; and foreign currency fluctuations.  Any projections in this release are based on limited information currently available to Tetra Tech, which is subject to change.  Although any such projections and the factors influencing them will likely change, Tetra Tech will not necessarily update the information, since Tetra Tech will only provide guidance at certain points during the year.  Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release.

TETRA TECH, INC.

Consolidated Balance Sheets

(in thousands, except par value)

	October 3, 2004	September 28, 2003 *
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$48,032	$33,164
Accounts receivable - net	196,247	167,717
Unbilled receivables - net	171,867	164,818
Contract retentions	6,516	4,286
Prepaid expenses and other current assets	27,728	26,037
Income tax receivable	6,148	—
Total current assets	456,538	396,022

PROPERTY AND EQUIPMENT:
Equipment, furniture and fixtures	87,159	84,133
Leasehold improvements	9,694	10,123
Total	96,853	94,256
Accumulated depreciation and amortization	(55,572)	(53,469)
PROPERTY AND EQUIPMENT - NET	41,281	40,787

LONG-TERM INCOME TAX RECEIVABLE	33,800	33,800

GOODWILL	254,553	210,792

INTANGIBLE AND OTHER ASSETS - NET	26,206	25,054

TOTAL ASSETS	$812,378	$706,455

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$111,038	$93,265
Accrued compensation	55,493	46,743
Billings in excess of costs on uncompleted contracts	28,941	16,307
Other current liabilities	46,304	26,562
Income tax payable	—	12,975
Deferred income taxes	7,003	22,447
Current portion of long-term obligations	58,736	11,597
Total current liabilities	307,515	229,896

DEFERRED INCOME TAXES	11,027	6,545

LONG-TERM OBLIGATIONS	92,432	107,463

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding at October 3, 2004 and September 28, 2003	—	—
Exchangeable stock of a subsidiary	13,228	13,239
Common stock - authorized, 85,000 shares of $0.01 par value; issued and outstanding 56,305 and 54,090 shares at October 3, 2004 and September 28, 2003, respectively	563	541
Additional paid-in capital	231,688	216,908
Accumulated other comprehensive loss	375	(387)
Retained earnings	155,550	132,250
TOTAL STOCKHOLDERS’ EQUITY	401,404	362,551

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$812,378	$706,455

*  Certain balance sheet line items for fiscal 2003 relating to income tax have been reclassified to conform to the current year presentation.

TETRA TECH, INC.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	October 3, 2004	September 28, 2003	% CHANGE	October 3, 2004	September 28, 2003	% CHANGE
	(Unaudited)	(Unaudited)
Revenue	$392,149	$339,950	15.4	$1,436,173	$1,132,050	26.9
Subcontractor costs	130,314	84,822	53.6	426,641	271,278	57.3
Revenue, net of subcontractor costs	261,835	255,128	2.6	1,009,532	860,772	17.3
Other contract costs	247,026	203,788	21.2	855,324	680,158	25.8
Gross profit	14,809	51,340	-71.2	154,208	180,614	-14.6
Selling, general and administrative expenses	30,705	22,199	38.3	104,759	87,462	19.8
Income (loss) from operations	(15,896)	29,141	-154.5	49,449	93,152	-46.9
Interest expense	2,823	3,139	-10.1	10,062	10,163	-1.0
Interest income	113	584	-80.7	344	889	-61.3
Interest expense - net	2,710	2,555	6.1	9,718	9,274	4.8
Income (loss) before income tax expense	(18,606)	26,586	-170.0	39,731	83,878	-52.6
Income tax expense (credit)	(6,904)	10,852	-163.6	16,431	33,769	-51.3
Income (loss) before cumulative effect of accounting change	(11,702)	15,734	-174.4	23,300	50,109	-53.5
Cumulative effect of accounting change	—	—	0.0	-	(114,669)	100.0
Net income (loss)	$(11,702)	$15,734	-174.4	$23,300	$(64,560)	136.1
Earnings (loss) per share before cumulative effect of accounting change - diluted	$(0.21)	$0.28	-175.0	$0.41	$0.90	-54.4
Weighted average shares outstanding - basic	56,382	55,149	2.2	55,969	54,766	2.2
Weighted average shares outstanding - diluted	56,382	56,616	-0.4	57,288	55,782	2.7
Percentage of revenue, net of subcontractor costs:
Revenue, net of subcontractor costs	100.0%	100.0%		100.0%	100.0%
Other contract costs	94.3%	79.9%		84.7%	79.0%
Gross profit	5.7%	20.1%		15.3%	21.0%
Selling, general and administrative expenses	11.7%	8.7%		10.4%	10.2%
Income (loss) from operations	-6.0%	11.4%		4.9%	10.8%
Interest expense - net	1.0%	1.0%		1.0%	1.1%
Income (loss) before income tax expense	-7.0%	10.4%		3.9%	9.7%
Income tax expense (credit)	-2.6%	4.3%		1.6%	3.9%
Income (loss) before cumulative effect of accounting change	-4.4%	6.1%		2.3%	5.8%
Cumulative effect of accounting change	0.0%	0.0%		0.0%	-13.3%
Net income (loss)	-4.4%	6.1%		2.3%	-7.5%

TETRA TECH, INC.

Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended		Twelve Months Ended
	October 3, 2004	September 28, 2003	October 3, 2004	September 28, 2003
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(11,702)	$15,734	$23,300	$(64,560)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Cumulative effect of accounting change	—	—	—	114,669
Depreciation and amortization	4,969	5,298	18,500	16,727
Deferred income taxes	(10,641)	9,435	(10,905)	9,435
Provision for losses on receivables	11,542	4,840	18,382	8,061
Loss on disposal of property and equipment	897	(72)	1,626	98

Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	2,182	6,513	(42,316)	3,285
Unbilled receivables	20,436	(24,708)	(8,946)	(30,710)
Contract retentions	(1,053)	1,385	(2,230)	2,827
Prepaid expenses and other assets	(1,035)	(1,162)	(7,201)	(5,385)
Accounts payable	6,036	18,769	8,247	1,892
Accrued compensation	1,396	980	7,480	6,438
Billings in excess of costs on uncompleted contracts	8,653	1,136	12,634	(472)
Other current liabilities	13,094	3,820	15,521	4,142
Income tax receivable/payable	(4,806)	614	(16,437)	319
Net cash provided by operating activities	39,968	42,582	17,655	66,766

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(6,807)	(1,762)	(17,892)	(8,419)
Payments for business acquisitions, net of cash acquired	3,078	(15,161)	(28,293)	(87,233)
Proceeds on sale of property and equipment	544	370	1,526	1,456
Net cash used in investing activities	(3,185)	(16,553)	(44,659)	(94,196)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term obligations	(41,622)	(52,747)	(106,696)	(90,935)
Proceeds from borrowings under long-term obligations	12,432	27,500	137,756	97,000
Net proceeds from issuance of common stock	1,143	2,837	10,611	7,892
Net cash (used in) provided by financing activities	(28,047)	(22,410)	41,671	13,957

EFFECT OF EXCHANGE RATE CHANGES ON CASH	396	(44)	201	292

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	9,132	3,575	14,868	(13,181)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	38,900	29,589	33,164	46,345

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$48,032	$33,164	$48,032	$33,164

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$569	$501	$9,813	$10,009
Income taxes, net of refunds received	$8,272	$347	$43,138	$23,165